                                                                      Exhibit 11
                              Cambridge Heart, Inc.
     Computation of Net Loss per Share and Supplementary Net Loss per Share

                                                                                                      For the nine months ended
                                                    For the three months ended September 30, 1996        September 30, 1996
                                                    --------------------------------------------      --------------------------
                                                         Net loss             Supplementary            Supplementary net loss
                                                         per share          net loss per share               per share
                                                    ------------------    -----------------------     ---------------------------
Net loss                                               $(1,061,047)             $(1,061,047)                 $(2,713,281)

Weighted average shares outstanding:

Shares attributable to common stock
  outstanding                                            7,702,234                7,702,234                    4,695,368

Shares attributable to certain common
  stock options (1)                                              0                        0                      303,097

Shares attributable to the assumed conversion
  of Series A and B convertible preferred stock
  outstanding upon closing of initial public
  offering                                                       0                1,598,244                    3,503,220
                                                       -----------              -----------                  -----------

Unaudited weighted average common shares
  outstanding                                            7,702,234
                                                       ===========

Unaudited net loss per share                           $     (0.14)
                                                       ===========

Unaudited supplementary weighted average common
  and common equivalent shares outstanding                                        9,300,478                    8,501,685
                                                                                ===========                  ===========

Unaudited supplementary net loss per share                                      $     (0.11)                 $     (0.32)
                                                                                ===========                  ===========


(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock options issued during the twelve months prior to the Company's initial registration statement on Form S-1 have been included in the above computation as if outstanding for all periods through June 30, 1996, even if such impact is anti-dilutive.

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